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                                                     Registration No. 33-____


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                               Loral Corporation
               ________________________________________________
              (Exact name of issuer as specified in its charter)


           New York                                13-1718360
________________________________               ___________________
(State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)              Identification Number)

       600 Third Avenue
      New York, New York                            10016
______________________________________________________________________
(Address of principal executive offices)            (zip code)


                           Loral Master Savings Plan
                           _________________________
                           (Full title of the plan)

                             Eric J. Zahler, Esq.
                      Vice President and General Counsel
                               Loral Corporation
                               600 Third Avenue
                           New York, New York 10016
                                (212) 697-1105
                           ________________________
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   COPY TO:
                             Bruce R. Kraus, Esq.
                           Willkie Farr & Gallagher
                              One Citicorp Center
                             153 East 53rd Street
                           New York, New York 10022
                                (212) 821-8000
                           _________________________















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                        CALCULATION OF REGISTRATION FEE
______________________________________________________________________

                        Proposed        Proposed
Title of     Amount     maximum         maximum        Amount
securities   to be      offering        aggregate      of reg-
to be        regis-     price           offering       istration
registered   tered (1)  per share (2)   price (2)      fee
______________________________________________________________________

Common Stock,
$0.25 par
value per
share       800,000      $38.8125      $31,050,000     $10,706.90





















________________________

(1) This Registration Statement covers the 800,000 shares authorized to be issued under the Loral Master Savings Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Loral Master Savings Plan.

(2) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended.



















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                                    PART I

                           INFORMATION NOT REQUIRED
                         IN THE REGISTRATION STATEMENT

                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, filed with the Securities and Exchange Commission (the "Commission") by Loral Corporation, a New York corporation (the "Company"), and the Loral Master Savings Plan (the "Plan") are incorporated herein by reference:

          (a) the Company's annual report filed on Form 10-K for the fiscal year ended March 31, 1994, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) the Plan's annual report filed on Form 11-K for the year ended December 31, 1993, pursuant to the Exchange Act;

          (c) the Company's quarterly report filed on Form 10-Q for the quarter ended June 30, 1994, pursuant to the Exchange Act; and

          (d) the description of Company's Common Stock, par value $0.25 per share (the "Common Stock"), which is contained in the Company's registration statement on Form 8-A, pursuant to the Exchange Act as updated in: Amendment No. 1 to Form S-3 dated May 31, 1991, on page 21, under the heading "Description of Capital Stock."

          In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.   DESCRIPTION OF SECURITIES

          Inapplicable

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Inapplicable


















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Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Sections 721-726 of the New York Business Corporation Law contain non-exclusive provisions for indemnification of officers and directors of a corporation under certain specified conditions, including, in part: (a) indemnification against judgments, fines, amounts paid in settlement of, and reasonable expenses incurred as a result of, an action or proceeding, whether civil or criminal, threatened or brought against such person (other than by one bringing an action by or in the right of the corporation, but including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person served in any capacity at the request of the corporation) if such person acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful; (b) indemnification against amounts paid in settlement and reasonable expenses incurred by such person in connection with the defense or settlement of an action by or in the right of the corporation of such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court, or if no action was brought, a court of competent jurisdiction, determines the person is fairly and reasonably entitled to indemnification; and (c) notwithstanding the failure of a corporation to provide indemnification, indemnification, pursuant to court order.

          Article Ninth of the Company's Restated Certificate of Incorporation provides that any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Company or of any corporation for which he served as such at the request of the Company, shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled apart




















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from the indemnification provisions of said Article Ninth.  Any amount payable by way of indemnity, whether the action, suit or proceeding reaches final judgment, or is settled with court approval before final judgment, shall be determined and paid in accordance with the then applicable provisions of the statutes of the State of New York, provided, however, that if such amount is paid other than pursuant to court order or action by stockholders, the Company shall within eighteen months from the date of such payment mail to its stockholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts of the payments and the final disposition of the litigation.

          The By-laws of the Company provide that the Company may enter into such contracts of indemnification as may be authorized from time to time by the Board of Directors. The Board of Directors has authorized, and the Company has entered into, an Indemnity Agreement with each of the Company's directors and executive officers. The Indemnity Agreements provide that the Company will pay on behalf of the indemnified person any amount which he is or becomes legally obligated to pay as a result of any claim or claims threatened or made against him as a result of any act or omission or neglect or breach of duty he commits or suffers while acting in his capacity as a director or officer of the Company, including any damages, judgments, settlements and costs, reasonable costs of investigation and reasonable costs of defense of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds.


Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Inapplicable

Item 8.   EXHIBITS

Exhibit No.

4.1 Specimen certificate for shares of the Common Stock, par value $0.25, of the Company (incorporated by reference to Amendment Number 2 to the Company's Registration Statement on Form S-3, Registration Number 33-40825, dated June 7, 1991, Exhibit 4.1).

4.2 Copy of the Company's Restated Certificate of Incorporation (incorporated by reference to the Company's Form 10-Q for the quarter ended September 30, 1993, Exhibit 3).

4.3 Copy of the Registrant's By-Laws, as amended (incorporated by reference to the Company's Annual Report on Form 10-K for fiscal year ended March 31, 1994, Exhibit 3.2).




















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5         Internal Revenue Service determination letter that the Master
          Savings Plan is qualified under section 401 of the Internal Revenue Code.

23        Consent of Coopers & Lybrand L.L.P.

24        Power of Attorney.


Item 9.   UNDERTAKINGS

          1.    The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each


















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filing of the Company's annual report pursuant to Section 13(a) or Section
15(d) of the Exchange Act and each filing of the Loral Master Savings Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.











































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                                  SIGNATURES


          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of September, 1994.


                     Loral Corporation




                     By:/s/ Eric Zahler
                        Eric J. Zahler, Esq.
                        Vice President and
                        General Counsel




          Pursuant to the requirements of the Securities Act, the Administrative Committee of the Loral Master Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of September, 1994.


                     Loral Master Savings Plan



                     By:/s/ Eric Zahler
                        Eric J. Zahler, Esq.
                        Vice President and
                        General Counsel



























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          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature             Title                              Date



        *                  Chairman of the Board, Chief   September 28, 1994
Bernard L. Schwartz        Executive Officer and Director



       *                   President, Chief Operating     September 28, 1994
Frank C. Lanza             Officer and Director



       *                   Principal Financial Officer    September 28, 1994
Michael P. DeBlasio



       *                   Principal Accounting Officer   September 28, 1994
Robert V. LaPenta



       *                   Director                       September 28, 1994
Howard Gittis



       *                   Director                       September 28, 1994
Robert B. Hodes



       *                   Director                       September 28, 1994
Gershon Kekst



       *                   Director                       September 28, 1994
Charles Lazarus



       *                   Director                       September 28, 1994
Malvin Ruderman



       *                   Director                       September 28, 1994
E. Donald Shapiro



                           Director                       September 28, 1994
Allen M. Shinn





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       *                   Director                       September 28, 1994
Thomas J. Stanton, Jr.



                           Director                       September 28, 1994
Daniel Yankelovich



                           *By: /s/ Eric Zahler           September 28, 1994
                                Eric J. Zahler
                                Attorney-in-fact




















































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                               INDEX TO EXHIBITS


Exhibit No.                                                               Page


5         Internal Revenue Service determination
          letter that the Master Savings Plan is
          qualified under section 401 of the
          Internal Revenue Code.

23        Consent of Coopers & Lybrand L.L.P.

24        Power of Attorney.